Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(10,335,589)
Unrealized Gain (Loss) on Market Value of Futures	16,953,570
Dividend Income	6,917
Interest Income	23,533
ETF Transaction Fees	350
Total Income (Loss)	$6,648,781

Expenses
General Partner Management Fees	$68,088
Professional Fees	15,456
Brokerage Commissions	11,937
Non-interested Directors' Fees and Expenses	619
Prepaid Insurance Expense	342
Total Expenses	96,442
Expense Waiver	(14,736)
Net Expenses	$81,706
Net Income (Loss)	$6,567,075

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/16	$110,174,979
Additions (50,000 Shares)	673,178
Net Income (Loss)	6,567,075

Net Asset Value End of Month	$117,415,232
Net Asset Value Per Share (8,050,000 Shares)	$14.59

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612